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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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
UDT Sensors, Inc.                              California
Rapiscan Security Products (U.S.A.), Inc.      California
Ferson Optics, Inc.                            California
Rapiscan Security Products Limited             United Kingdom
Opto Sensors (Singapore) Pte Ltd               Singapore
Opto Sensors (Malaysia) Sdn. Bhd.              Malaysia
Rapiscan Consortium (M) Sdn. Bhd.              Malaysia
Advanced Micro Electronics AS                  Norway
Osteometer MediTech A/S                        Denmark
Metorex Security Products OY                   Finland
Aristo Medical Products, Inc.                  California
Corrigan Canada Ltd.                           Canada
Silicon Microstructures, Inc.                  California
Rapiscan Asia Pte Ltd.                         Singapore
Metorex Security Products, Inc.                California
Opto Sensors--FSC, Inc.                        U.S. Virgin Islands
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